Exhibit 99

NEWS
ANADARKO ANNOUNCES 2015 CAPITAL PROGRAM AND GUIDANCE

HOUSTON, March 3, 2015 - Anadarko Petroleum Corporation (NYSE: APC) today announced its 2015 initial capital expectations and guidance, concurrent with its 2015 Investor Conference Call.

2015 INVESTOR CONFERENCE CALL HIGHLIGHTS

•	Anticipates approximately 5-percent year-over-year oil sales-volume growth in 2015, on a divestiture-adjusted basis(1)

•	Forecasts improved 2015 liquids product mix of approximately 50 percent, even with the reduction of more than 9 million net barrels of oil equivalent (BOE) of assumed ethane rejection

•	Establishes net resources of more than 1 billion BOE in the Wolfcamp Shale

•	Achieves first oil at the 80,000-barrels-of-oil-per-day Lucius spar and enhances value through new production-handling agreement

•	Announces more than $700 million of asset monetizations to date in 2015

“During 2015, we are confident in our ability to leverage our deep, high-quality portfolio of opportunities, strong balance sheet and efficient capital allocation to preserve value and maintain flexibility,” said Anadarko Chairman, President and CEO Al Walker. “Few companies have accomplished operationally what Anadarko has achieved over the last five years; although, in the current market, we believe it is prudent to reduce capital investments and position the company for the future, rather than to pursue year-over-year growth. As a result, we’ve reduced our initial 2015 capital expectations by approximately 33 percent relative to last year, with plans to reduce our short-cycle U.S. onshore rig activity by 40 percent and defer approximately 125 onshore well completions. We have successfully delivered value during previous challenging commodity-price cycles, and I believe we have the skills, financial capacity and portfolio to deliver in this environment. Our focus continues to be on getting better, not necessarily bigger, while ensuring we are well positioned to accelerate activity as costs become more aligned with commodity prices and returns improve.”

2015 INITIAL SALES-VOLUME AND CAPITAL EXPECTATIONS

Divestiture-Adjusted[1] Sales-Volume Expectations

2014	2015 Productive Capacity[2]	2015 Initial Expectations

301 MMBOE	308 - 314 MMBOE	295 - 301 MMBOE

(1) “Divestiture-Adjusted” sales volumes reflect Anadarko’s continuing asset base, giving effect to recent divestitures. For a reconciliation, see the table on page eight attached to this release.
(2) “Productive Capacity” is intended to represent what the portfolio could produce within the current 2015 capital budget range if the company did not elect to reject approximately 9 million BOE of ethane and choose to defer approximately 4 million BOE related to reduced U.S. onshore well completions.

Initial Capital Expectations ($5.4 - $5.8 Billion)*

By Cash Cycle		By Area

Short Cash Cycle	55%	U.S. Onshore	60%
Mid Cash Cycle	30%	Int’l & Deepwater Operations	22%
Long Cash Cycle	12%	Int’l & Deepwater Exploration	10%
Corporate	3%	Midstream & Other	8%

* Does not include capital investments by Western Gas Partners, LP (NYSE: WES); all percentages are approximates.

SHORT CASH CYCLE
Anadarko’s Wattenberg Horizontal program continues to generate some of the strongest U.S. onshore returns in the industry, primarily as a result of the company’s consolidated core acreage position, expansive infrastructure and minerals-interest ownership. The resilient economics of the Wattenberg field continue to make it an attractive place to invest in 2015 as it generates better than 30-percent before-tax rates of return at current strip prices. Additionally, the company plans to allocate capital toward its Eagleford Shale activity which, at current strip prices, generates before-tax rates of return of more than 20 percent.

MID CASH CYCLE
Anadarko remains committed to investing in assets that are expected to generate significant growth in the next one to three years. Among these assets is the Wolfcamp Shale in the Delaware Basin of West Texas, where the company is applying its proven integrated midstream approach to build the foundation for future growth. As a result of the company’s delineation activities to date, Anadarko has established a net resource estimate of more than 1 billion BOE with more than 5,000 identified drilling locations in the heart of the Wolfcamp Shale oil play. Additionally, Anadarko is leveraging its hub-and-spoke philosophy at its Lucius spar in the deepwater Gulf of Mexico by reaching a new production-handling agreement for the nearby third-party Buckskin/Moccasin project, while continuing to advance development of the Heidelberg and TEN mega projects in the Gulf of Mexico and offshore Ghana, respectively, toward first production in 2016.

LONG CASH CYCLE
In 2015, Anadarko expects to drill nine to 12 deepwater exploration/appraisal wells focusing on play-opening exploration opportunities in Colombia, Kenya and the Gulf of Mexico. Additionally, Anadarko continues to advance existing discoveries at Shenandoah in the Gulf of Mexico and Paon offshore Côte d’Ivoire toward commerciality, while continuing to progress its Mozambique LNG project.

Four pages of supplemental materials including the company’s 2015 initial guidance, updated hedging positions and a reconciliation of divestiture-adjusted sales volumes are provided in the tables attached to this release.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2014, the company had approximately 2.86 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to meet financial and operating guidance; to meet the objectives identified in this news release; to consummate the transaction described in this news release; to execute the 2015 capital program; to drill, develop and commercially operate the drilling prospects identified in this news release; to achieve production and budget expectations on its mega projects; and to successfully plan, secure necessary government approvals, finance, build and operate the necessary structure and an LNG park. See “Risk Factors” in the company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “net resources,” “net resource estimate,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2014, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Financial and Operating External Guidance
March 3, 2015

	1st-Qtr			Full-Year
	Guidance			Guidance

	Units			Units

Total Sales Volumes (MMBOE)	79	—	82	295	—	301
Total Sales Volumes (MBOE/d)	878	—	907	808	—	826

Crude Oil (MBbl/d)	300	—	308	285	—	293

United States	206	—	210	200	—	204
Algeria	66	—	68	63	—	65
Ghana	28	—	30	22	—	24

Natural Gas (MMcf/d)

United States	2,675	—	2,725	2,425	—	2,475

Natural Gas Liquids (MBbl/d)

United States	125	—	135	109	—	117
Algeria	6	—	8	4	—	6

	$ / Unit			$ / Unit
Price Differentials vs. NYMEX (w/o hedges)

Crude Oil ($/Bbl)	(3.00)	—	(1.00)	(3.00)	—	(1.00)

United States	(6.00)	—	(1.00)	(6.00)	—	(1.00)
Algeria	2.00	—	5.00	2.00	—	5.00
Ghana	—	—	2.00	—	—	3.00

Natural Gas ($/Mcf)

United States	(0.50)	—	(0.25)	(0.60)	—	(0.30)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
March 3, 2015

	1st-Qtr			Full-Year
	Guidance			Guidance

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	30	—	50	140	—	160
Minerals and Other	85	—	95	310	—	330

Costs and Expenses
	$ / BOE			$ / BOE
Oil & Gas Direct Operating	3.80	—	4.00	3.60	—	4.00
Oil & Gas Transportation/Other	3.50	—	3.70	3.70	—	3.90
Depreciation, Depletion and Amortization	14.50	—	15.00	15.25	—	15.75
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	8.5%	—	9.5%

	$ MM			$ MM

General and Administrative	310	—	330	1,250	—	1,300
Exploration Expense
Non-Cash	80	—	100	550	—	600
Cash	75	—	95	375	—	400
Interest Expense (net)	205	—	215	800	—	820
Other (Income) Expense	40	—	50	150	—	200

Taxes
Algeria (All current)	55%	—	60%	55%	—	60%
Rest of Company (Expect significant current-tax benefit)	10%	—	15%	25%	—	30%

Avg. Shares Outstanding (MM)
Basic	507	—	508	508	—	509
Diluted	509	—	510	510	—	511

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	1,700	—	1,900	5,400	—	5,800

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of March 3, 2015

	Volume	Weighted Average Price per MMBtu
	(Thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2015	635	$2.75	$3.75	$4.76

Extendable Fixed Price - Financial
2015*	170	$4.17
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*	Includes an option for the counterparty to extend the contract term to December 2016 at the same price.

Interest-Rate Derivatives
As of March 3, 2015

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$1,850 Million	Sept. 2016	Sept. 2046	6.05%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Divestiture-Adjusted Sales Volumes

Average Daily Sales Volumes
		Crude Oil &
	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d
Quarter Ended March 31, 2014
U.S. Onshore	2,396	112	92	604
Deepwater Gulf of Mexico	275	46	6	98
International and Alaska	—	87	—	87
Divestiture-Adjusted Sales	2,671	245	98	789
China, Pinedale/Jonah and EOR	26	25	1	30
Total	2,697	270	99	819

Quarter Ended June 30, 2014
U.S. Onshore	2,443	134	113	655
Deepwater Gulf of Mexico	176	41	6	76
International and Alaska	—	101	1	102
Divestiture-Adjusted Sales	2,619	276	120	833
China, Pinedale/Jonah and EOR	1	15	—	15
Total	2,620	291	120	848

Quarter Ended Sept. 30, 2014
U.S. Onshore	2,339	145	124	659
Deepwater Gulf of Mexico	154	46	5	77
International and Alaska	—	98	1	99
Divestiture-Adjusted Sales	2,493	289	130	835
China, Pinedale/Jonah and EOR	1	14	—	14
Total	2,494	303	130	849

Quarter Ended Dec. 31, 2014
U.S. Onshore	2,369	151	113	659
Deepwater Gulf of Mexico	179	47	6	83
International and Alaska	—	88	10	98
Divestiture-Adjusted Sales	2,548	286	129	840
China, Pinedale/Jonah and EOR	1	14	—	14
Total	2,549	300	129	854

Year Ended Dec. 31, 2014
U.S. Onshore	2,386	136	111	644
Deepwater Gulf of Mexico	196	45	5	83
International and Alaska	—	94	3	97
Divestiture-Adjusted Sales	2,582	275	119	824
China, Pinedale/Jonah and EOR	7	17	—	19
Total	2,589	292	119	843
Note: EOR transaction pending